Exhibit 4


    Number                                                Shares

    -----------                                           ------------


                              WILD HEART RANCH INC.
              Incorporated Under the Laws of the State of Delaware


                                    Common Stock           CUSIP No. 96808A 10 9


THIS CERTIFIES THAT ____________________________ IS OWNER OF fully paid and non-assessable Shares of Common Stock of $.001 par value each of Wild Heart Ranch Inc. transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent.

                  Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


                                           COUNTERSIGNED:
Dated: ___________________
                                           FLORIDA ATLANTIC STOCK TRANSFER, INC.
                                            7130 Nob Hill Rd., Tamarac, FL 33321
                                                                  Transfer Agent

                                           By:


[Corporate Seal]



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                     SECRETARY                                               CEO